**Articles of Amendment**
**to**
**Articles of Incorporation**
**of**

Court Document Services, Inc.

(**Name of Corporation as currently filed with the Florida Dept. of State**)

P02000104286

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. **If amending name, enter the new name of the corporation:**

_______________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. **Enter new principal office address, if applicable:**
***(Principal office address MUST BE A STREET ADDRESS )***

C. **Enter new mailing address, if applicable:**
***(Mailing address MAY BE A POST OFFICE BOX)***

12 FEB -1 AM 10:45
FILED
SECRETARY OF STATE
TALLAHASSEE FLORIDA

D. **If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

*Name of New Registered Agent* Michael J Daniels

1913 S. Florida Ave,
*(Florida street address)*

*New Registered Office Address*: Lakeland *(City)*, Florida 33803 *(Zip Code)*

**New Registered Agent's Signature, if changing Registered Agent:**
*I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.*

[signature: Michael J Daniels]
*Signature of New Registered Agent, if changing*

**If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:**
*(Attach additional sheets, if necessary)*

*Please note the officer/director title by the first letter of the office title:*
*P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.*

*Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change. Mike Jones, V as Remove, and Sally Smith, SV as an Add.*

Example:

| | | |
|---|---|---|
| X Change | PT | John Doe |
| X Remove | V | Mike Jones |
| X Add | SV | Sally Smith |

| Type of Action (Check One) | Title | Name | Address |
|---|---|---|---|
| 1) ___ Change<br>___ Add<br>X Remove | PSTD | Daniel Kelson | 1913 S. Florida Avenue<br>Lakeland, FL 33803 |
| 2) ___ Change<br>X Add<br>___ Remove | PTD | Michael J Daniels | 1913 S. Florida Avenue<br>Lakeland, FL 33803 |
| 3) ___ Change<br>X Add<br>___ Remove | S | Deborah Igoe | 1913 S. Florida Avenue<br>Lakeland, FL 33803 |
| 4) ___ Change<br>___ Add<br>___ Remove | | | |
| 5) ___ Change<br>___ Add<br>___ Remove | | | |
| 6) ___ Change<br>___ Add<br>___ Remove | | | |

E. **If amending or adding additional Articles, enter change(s) here**:
( *attach additional sheets, if necessary*). *(Be specific)*

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
*(if not applicable, indicate N/A)*

**The date of each amendment(s) adoption:** January 31, 2012

**Effective date if applicable:** January 31, 2012

*(no more than 90 days after amendment file date)*

**Adoption of Amendment(s)** **(CHECK ONE)**

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ________________________________________."

*(voting group)*

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated January 31, 2012

Signature [signature]

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Michael J Daniels

(Typed or printed name of person signing)

President/Treasurer/Director

(Title of person signing)